Exhibit 10.3

AMENDMENT NO. 3 TO THE

AMENDED AND RESTATED

STEWART ENTERPRISES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amendment No. 3 to the Amended and Restated Stewart Enterprises, Inc. Supplemental Executive Retirement Plan is effective as of June 20, 2012.

WHEREAS, the Compensation Committee of the Board of Directors of Stewart Enterprises, Inc. (the “Company”) approved an amendment to the Amended and Restated Supplemental Executive Retirement Plan (the “Plan”) revising the Plan’s vesting provisions at its meeting on June 20, 2012.

NOW THEREFORE, the Plan is hereby amended effective June 20, 2012, as follows:

I.

Article 3, Paragraph 7 Earliest Retirement Date, is amended to add a new paragraph to the end of the paragraph, as follows:

For Participants terminating employment with the Company on or after June 20, 2012, Earliest Retirement Date means, for a Class B Participant, the Participant’s completion of seven years of employment with the Employer. For Class A Participants, Earliest Retirement Date means the Participant’s 55th birthday, regardless of the Participant’s termination date.

II.

Article 5, Paragraph 1, is restated to read in its entirety as follows:

1. A Class A or Class B Participant whose Termination of Employment occurs on or after his Earliest Retirement Date is entitled to an Early Retirement Benefit, commencing at the Participant’s Annuity Starting Date. The Early Retirement Benefit shall be determined in the same manner as a Normal Retirement Benefit, reduced, however, by 5% for each full year (and 1/26 of 5% for each full two-week pay period of a partial year) that the Termination of Employment precedes the Normal Retirement Date, but not below 10% of Final Average Pay. As a result, the percentage of Final Average Pay that will be paid to a Class A or Class B Participant whose Termination of Employment occurs on his birthday is as follows:

Age	Class A	Class B
50	N/A	10.0%
50	N/A	10.0%
51	N/A	12.0%
52	N/A	14.0%
53	N/A	16.0%
54	N/A	18.0%
55	25.0%	20.0%
56	27.5%	22.0%
57	30.0%	24.0%
58	32.5%	26.0%
59	35.0%	28.0%
60	37.5%	30.0%
61	40.0%	32.0%
62	42.5%	34.0%
63	45.0%	36.0%
64	47.5%	38.0%
65	50.0%	40.0%

Executed in Jefferson, Louisiana, this 31st day of July, 2012.

WITNESSES:		STEWART ENTERPRISES, INC.

/s/ Lewis J. Derbes, Jr.		By:	/s/ Thomas M. Kitchen
Thomas M. Kitchen
Print Name:	Lewis J. Derbes, Jr.		President and Chief Executive Officer

/s/ Lisa T. Winningkoff

Print Name:	Lisa T. Winningkoff